CONSENT OF ATTORNEY

     Reference is made to the Registration Statement on Form S-8 pursuant to which certain Selling Securityholders described therein propose to sell a maximum of 900,000 shares of the $0.10 par value common stock ("Common Stock") of the Company. Reference is also made to the opinion dated August 29, 1997 included as Exhibit (5.1) to the Registration Statement relating to the legality of the securities proposed to be issued and to be sold.

     I hereby consent to the filing of the opinion dated August 29, 1997, as an exhibit to the Company's Registration Statement on Form S-8 and reference to the undersigned in the Registration Statement under the caption "Interest of Named Experts and Legal Counsel."


                                                ALAN W. PERYAM, LLC


                                                By  /s/ Alan W. Peryam
                                                  ------------------------------
                                                  Alan W. Peryam


Denver, Colorado
Dated: August 29, 1997